70 Maxess Road ▪ Melville, NY 11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS REPORTS THIRD QUARTER FISCAL YEAR 2008 RESULTS

MELVILLE, NY, January 8, 2008 --- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the third quarter and nine months ended November 30, 2007.

Net sales for the quarter ended November 30, 2007 increased 13.3% to $210,824,000 as compared to $186,080,000 for the comparable period last year. Net income (loss) for the quarter was ($373,000) or $(.02) loss per diluted share, as compared to net income of $1,933,000 or $.10 per diluted share for the third quarter of the prior year. Sales increased from the immediately preceding quarter by 3.6% or $7,248,000.

For the nine months ended November 30, 2007, net sales increased to $606,727,000 from $567,361,000 in the comparable period last year, an increase of 6.9%. Net income for the first nine months of fiscal 2007 was $2,098,000 or $.11 per diluted share, compared to net income of $7,191,000 or $.39 per diluted share in the same period last year.

A comparison of sales by geographic area and type is included as Exhibit A.

On a proforma basis, excluding unusual items such as professional fees related to our financial statement restatement and the ongoing SEC investigation of Vitesse Semiconductor Corp., as well as Germany start-up costs (see Exhibit B), diluted earnings per share would have been $.10 and $.31 for the three and nine months ended November 30, 2007, respectively, compared to $.10 and $.39 per diluted share in the comparable periods in the prior fiscal year.

Arthur Nadata, Chairman of the Board and Chief Executive Officer stated, "Earnings for the quarter were adversely affected by certain unusual items that were announced in our second quarter, such as expected incremental operating expenses for professional fees related to our financial statement restatement and the ongoing SEC inquiry of Vitesse, as well as start-up costs in Germany and severance related to our reduction in workforce. We expect $3,000,000 in annual cost savings from the reduction in our workforce to begin in the fourth quarter and a portion of these savings may be reinvested in the business. We are committed to increasing operating income through a variety of additional cost control strategies while growing our revenues and we are also encouraged by current booking and sales trends, as well as our continued growth in the Asian and European markets."

A conference call to further discuss earnings will be held today at 4:15 pm Eastern time. The call can be accessed by dialing 1-877-874-1563, (international, dial 1-719-325-4792). A rebroadcast of the call will be available beginning at 7:15 pm Eastern time at 1-888-203-1112 (international, dial 1-719-457-0820) Please refer to confirmation code 9138904. A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.

Nu Horizons Reports Third Quarter Fiscal Year 2008 Results	Page 2

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 51 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers and risks related to the pending Vitesse-related SEC investigation and class action litigation. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg, Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

(Tables Follow)

Nu Horizons Reports Third Quarter Fiscal Year 2008 Results	Page 3

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	November 30, 2007	November 30, 2006	November 30, 2007	November 30, 2006
		(As Restated)		(As Restated)

NET SALES	$210,824,000	$186,080,000	$606,727,000	$567,361,000

COSTS AND EXPENSES:
Cost of sales	178,999,000	157,025,000	514,274,000	480,913,000
Operating expenses	30,259,000	23,994,000	83,733,000	68,991,000
	209,258,000	181,019,000	598,007,000	549,904,000

OPERATING INCOME	1,566,000	5,061,000	8,720,000	17,457,000

OTHER (INCOME) EXPENSE
Interest expense	1,175,000	1,036,000	3,150,000	2,928,000
Interest income	(14,000)	(24,000)	(34,000)	(536,000)
	1,161,000	1,012,000	3,116,000	2,392,000

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTERESTS	405,000	4,049,000	5,604,000	15,065,000

Provision for income taxes	653,000	2,002,000	3,189,000	7,449,000

INCOME (LOSS) BEFORE MINORITY INTERESTS	(248,000)	2,047,000	2,415,000	7,616,000

Minority interest in earnings of subsidiaries	125,000	114,000	317,000	425,000

NET INCOME (LOSS)	$(373,000)	$1,933,000	$2,098,000	$7,191,000

NET INCOME (LOSS) PER COMMON SHARE:

Basic	$(.02)	$.11	$.11	$.40

Diluted	$(.02)	$.10	$.11	$.39

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	18,377,582	18,059,849	18,322,489	17,777,952
Diluted	18,377,582	19,018,687	19,047,418	18,558,163

Nu Horizons Reports Third Quarter Fiscal Year 2008 Results	Page 4

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	November 30, 2007	February 28, 2007
	(unaudited)	(As Restated)
- ASSETS -
CURRENT ASSETS:
Cash	$1,542,000	$4,747,000
Accounts receivable - net of allowance for doubtful accounts of $4,782,000 and $4,985,000 as of November 30, 2007 and February 28, 2007, respectively	145,988,000	119,946,000
Inventories	143,247,000	119,311,000
Prepaid expenses and other current assets	4,437,000	4,625,000

TOTAL CURRENT ASSETS	295,214,000	248,629,000

PROPERTY, PLANT AND EQUIPMENT - NET	4,788,000	3,381,000

OTHER ASSETS:
Cost in excess of net assets acquired	8,079,000	8,332,000
Intangibles - net	3,654,000	-
Deferred tax asset	3,082,000	3,082,000
Other assets	6,035,000	4,055,000

TOTAL ASSETS	$320,852,000	$267,479,000

- LIABILITIES AND SHAREHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable	$81,682,000	$62,410,000
Accrued expenses	12,751,000	8,765,000
Bank credit line	770,000	2,327,000
Income taxes payable	4,709,000	8,179,000

TOTAL CURRENT LIABILITIES	99,912,000	81,681,000

LONG TERM LIABILITIES
Revolving credit line	64,000,000	30,000,000
Due to seller	-	3,378,000
Deferred tax liability	3,878,000	2,725,000
TOTAL LONG TERM LIABILITIES	67,878,000	36,103,000

MINORITY INTEREST IN SUBSIDIARIES	2,266,000	1,948,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,393,314 and 18,158,034 shares issued and outstanding as of November 30, 2007 and February 28, 2007, respectively	121,000	120,000
Additional paid-in capital	54,561,000	53,512,000
Retained earnings	96,200,000	94,102,000
Other accumulated comprehensive (loss) income	(86,000)	13,000
TOTAL SHAREHOLDERS’ EQUITY	150,796,000	147,747,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$320,852,000	$267,479,000

Nu Horizons Reports Third Quarter Fiscal Year 2008 Results	Page 5

EXHIBIT A

Quarterly Analysis of Sales
($ in Thousands)

	FY 2008		FY2007
		% of		% of
	Q3	Total	Q3	Total
Sales by Geographic Area:
North America	$132,544	62%	$136,402	73%
Asia	58,121	28%	36,954	20%
Europe	20,159	10%	12,724	7%
	$210,824	100%	$186,080	100%

	FY 2008		FY 2007
		% of		% of
	YTD	Total	YTD	Total
North America	$403,664	66%	$434,332	76%
Asia	150,044	25%	110,781	20%
Europe	53,019	9%	22,248	4%
	$606,727	100%	$567,361	100%

	FY 2008		FY 2007
		% of		% of
	Q3	Total	Q3	Total
Nu Horizons Core Distribution	$197,680	94%	$171,861	92%
Systems	13,144	6%	14,219	8%
	$210,824	100%	$186,080	100%

	FY 2008		FY 2007
		% of		% of
	YTD	Total	YTD	Total
Nu Horizons Core Distribution	$568,639	94%	$493,302	87%
Systems	38,088	6%	74,059	13%
	$606,727	100%	$567,361	100%

Nu Horizons Reports Third Quarter Fiscal Year 2008 Results	Page 6

EXHIBIT B

Proforma Effect of Unusual Items:

The table below presents proforma net income and proforma diluted earnings per share which gives effect to the core operating results, excluding material unusual items:

Effect of Unusual Items on Net Income And Diluted Earnings Per Share

	Quarter Ended November 30, 2007	Nine Months Ended November 30, 2007
	(Unaudited)	(Unaudited)

Reported actual net income (loss)	$(373,000)	$2,098,000
Add: Unusual items net of tax:
Professional fees(1)	1,369,000	1,505,000
Germany Start-Up: net losses(2)	528,000	1,031,000
Interest and penalties related to tax restatement(3)	238,000	1,035,000
Severance(4)	158,000	158,000
Proforma net income	$1,920,000	$5,827,000

Proforma diluted earnings per share	$.10	$.31

Diluted shares outstanding	18,896,611	19,047,418

Notes:
(1)	Professional fees related to the SEC inquiry related to "In the matter of Vitesse Semiconductor" and the restatement of our financial statements previously reported.
(2)
The Company commenced operations in Germany in fiscal 2008. This investment in Germany is expected to have net losses due to it being a "Start-Up". Net losses are being deducted to arrive at proforma core earnings, excluding our Start-Up investment.

(3)	Interest and penalties related to income taxes associated with the previously announced restatement of our financial statements.
(4)	Severance cost associated with the domestic reduction in workforce previously announced November 29, 2007.

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